Exhibit 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              CLAIRE'S STORES, INC.

         1. Pursuant to Sections 607.1006 and 607.1007 of the Florida Statutes, Claire's Stores, Inc., a Florida corporation (the "Corporation"), identified in the records of the Division of Corporations, Florida Department of State, by its file number P00000041617, hereby files these Amended and Restated Articles of Incorporation.

         2. The Corporation's present articles of incorporation, as amended and in effect on the date of the filing of these Amended and Restated Articles of Incorporation, are hereby deleted in their entirety and replaced by the following, effective at the time and on the date the Amended and Restated Articles of Incorporation are filed with the Florida Department of State, which shall thereupon be the Corporation's articles of incorporation as in effect until later further amended.

                                 * * * * * * *

                                ARTICLE I - NAME

              The name of this corporation is Claire's Stores, Inc.

                ARTICLE II-PRINCIPAL OFFICE AND MAILING ADDRESS

        The principal office and mailing address of this corporation are:

                           c/o C T Corporation System
                          1200 South Pine Island Road
                           Plantation, Florida 33324.

                              ARTICLE III - PURPOSE

         The purpose of this corporation shall be to engage in any lawful acts or activities for which corporations may be organized under the Florida Business Corporation Act.

                           ARTICLE IV - CAPITAL STOCK

         The aggregate number of shares that this corporation shall have authority to issue is One Thousand (1,000) shares of common stock, each share having a par value of $0.001.


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                 ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT

        The street address of the initial registered office of this corporation is:

                           1200 South Pine Island Road
                           Plantation, Florida 33324;

and the name and address of the initial registered agent of this corporation are:

                             C T Corporation System
                           1200 South Pine Island Road
                           Plantation, Florida 33324.

                               ARTICLE VI-BY-LAWS

         In furtherance and not in limitation of the powers conferred by the laws of Florida, each of the Board of Directors and the shareholders are both expressly authorized and empowered to make, alter, amend and repeal the By-laws of the Corporation in any respect not inconsistent with the laws of the State of Florida or with these Articles of Incorporation. The shareholders of the Corporation may amend or adopt a by-law that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

                           ARTICLE VII-INDEMNIFICATION

         (1) To the fullest extent permitted by the applicable provisions of the Florida Business Corporation Act, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 607.0834 of the Florida Business Corporation Act, as the same exists or hereafter may be amended, (d) for violation of a criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, or
(d) for any transaction from which the director derived any improper personal benefit. If the Florida Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended.

         (2) Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.


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         (3) (a)  Right to  Indemnification.  Each  person  who was or is made a party or is  threatened  to be made a party to or is  otherwise  involved in any
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other
enterprise,   including   service  with  respect  to  employee   benefit   plans
(hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees,
judgments,   fines,  ERISA  excise  taxes  or  penalties  and  amounts  paid  in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to
proceedings  to  enforce  rights  to  indemnification,   the  Corporation  shall
indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Florida Business Corporation Act requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

            (b) Right of Indemnitee  to Bring Suit.  If a claim under  paragraph
(a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the


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Florida  Business  Corporation  Act.  Neither  the  failure  of the  Corporation
(including  its  Board  of  Directors,   independent   legal  counsel,   or  its
shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Florida Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

            (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right to which any person may have or hereafter acquire under any statute, these Amended and Restated Articles of Incorporation, the By-laws, agreement, vote of shareholders or disinterested directors or otherwise.

            (d)  Insurance.  The  Corporation  may  maintain  insurance,  at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Florida Business Corporation Act.

            (e) Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                            ARTICLE VIII - AMENDMENT

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

                                 * * * * * * *

         3. These Amended and Restated Articles of Incorporation were approved and adopted by the shareholders of the Corporation effective as of May 29, 2007. The number of votes cast for approval of the Amended and Restated Articles of Incorporation by the shareholders of the Corporation was sufficient for approval.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS  WHEREOF,  the  undersigned  has executed  these Amended and
Restated Articles of Incorporation, on behalf of the Corporation, as of the 29th day of May, 2007.

                                         By: /s/ Rebecca R. Orand
                                            -----------------------------------
                                         Name:  Rebecca R. Orand
                                         Title: Senior Vice President


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